UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRN	The NASDAQ Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	STRNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement and Closing

As previously disclosed in its Current Report on Form 8-K filed on January 26, 2022 (the “Prior Form 8-K”), on January 21, 2022, Stran & Company, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with G.A.P. Promotions, LLC, a Massachusetts limited liability company (the “Seller”), Gayle Piraino (“Piraino”) and Stephen Piraino (together with Piraino, the “Members”), pursuant to which the Company agreed to acquire substantially all of the assets of the Seller used in the Seller’s branding, marketing and promotional products and services business, for an aggregate purchase price of (a) $500,000 in cash, subject to adjustment as set forth in the Purchase Agreement (the “Closing Cash Payment”); (b) a certain amount of restricted shares of the Company’s common stock; (c) installment payments equal to (i) $180,000 on the first anniversary of the date of the consummation of the transactions contemplated by the Purchase Agreement (the “Closing Date”) and (ii) $300,000 on the second anniversary of the Closing Date; (d) an amount equal to the amount paid by the Seller (at cost) for all of the Seller’s Inventory (as defined in the Purchase Agreement) that is on hand as of the Closing Date; and (e) the Earn Out Payments, as defined in the Prior Form 8-K (the “Acquisition”).

On January 31, 2022, the Company, the Seller and the Members entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the Amendment, the number of the Buyer Shares was changed to be the number of restricted shares of the Company’s common stock in an amount equal to the quotient of $100,000 divided by the closing price of the Company’s common stock at the close of the last trading date prior to the date of the Amendment. As previously agreed under the Purchase Agreement, the Buyer Shares will be issued under a separate restricted stock grant agreement and will vest over a one (1) year period (1/4 per quarter) beginning the first quarter after the Closing Date. The Buyer Shares will be issued according to applicable regulatory and compliance requirements. The Buyer Shares will be restricted securities (as defined in Rule 144 under the Securities Act of 1933, as amended) and carry no registration rights that require or permit the filing of any registration statement in connection with their issuance.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 2.1 and 2.2, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On February 1, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement, dated as of January 21, 2022, by and among Stran & Company, Inc., G.A.P. Promotions, LLC, and Gayle Piraino and Stephen Piraino (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 26, 2022)
2.2	Amendment No. 1 to Asset Purchase Agreement, dated as of January 31, 2022, by and among Stran & Company, Inc., G.A.P. Promotions, LLC, and Gayle Piraino and Stephen Piraino
99.1	Press Release dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022	STRAN & COMPANY, INC.

/s/ Andrew Shape
Name: Andrew Shape
Title: Chief Executive Officer

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